Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2014, relating to the financial statements of Tribune Publishing Company for the year ended December 29, 2013, which appears in Amendment No. 3 of its Registration Statement on Form 10 dated April 11, 2014.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
August 7, 2014